As filed with the Securities and Exchange Commission on October 23, 1996.

                                       Registration No. 333-
                                                            -----

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                            QMS, INC.
-----------------------------------------------------------------

     (Exact Name of Registrant as Specified in its Charter)

               DELAWARE              63-0737870
-----------------------------------------------------------------

 (State or Other Jurisdiction of    (I.R.S. Employer
  Incorporation or Organization)     Identification No.)

             ONE MAGNUM PASS, MOBILE, ALABAMA 36618
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          (Address of Principal Executive Offices)     (Zip Code)

                 STOCK OPTION PLAN FOR DIRECTORS
-----------------------------------------------------------------

                    (Full Title of the Plan)

                        GERALD G. ROENKER
                            QMS, INC.
             ONE MAGNUM PASS, MOBILE, ALABAMA 36618
-----------------------------------------------------------------

             (Name and Address of Agent for Service)

                         (334) 633-4300
-----------------------------------------------------------------

  (Telephone Number, Including Area Code, of Agent for Service)

                            COPY TO:
                     G. WILLIAM SPEER, ESQ.
               POWELL, GOLDSTEIN, FRAZER & MURPHY
                   191 PEACHTREE STREET, N.E.
                         SIXTEENTH FLOOR
                     ATLANTA, GEORGIA 30303




                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------

                                                             Proposed           Proposed
Title of                                                     Maximum            Maximum
Securities                              Amount               Offering           Aggregate         Amount of
to be                                   to be                Price Per          Offering          Registration
Registered                              Registered(1)        Share(2)           Price(3)          Fee
----------------------------------------------------------------------------------------------------------------

Common Stock,                           250,000              $5.4375           $1,359,375         $412
$0.01 par value                         shares

(1) Representing shares of the Registrant's Common Stock, $.01 par value (the "Common Stock") to be issued and sold by the Registrant in connection with the exercise of options granted under the Registrant's Stock Option Plan for Directors (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange of October 22, 1996.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.



                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") (Commission File No. 1-9348, formerly 0-11394) are incorporated herein by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 29, 1995;

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1995;

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1996;

     (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996;

     (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
          Section 12 of the Securities Exchange Act of 1934 (the "Exchange
          Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant generally is authorized by the General Corporation Law of Delaware (the "DGCL") and its Certificate of Incorporation and Bylaws to indemnify the directors, officers, employees and agents of the Registrant against liabilities and expenses incurred by them in such capacities and in certain other specified capacities.

     The Registrant maintains directors' and officers' liability and corporation reimbursement insurance policies covering claims made against its directors and officers for certain wrongful acts done in such capacities and providing reimbursement to the Registrant for its indemnification of its directors and officers in respect of such claims.

     The Registrant has entered into indemnification agreements ("Indemnification Agreements") with each of its directors, including those directors who are members of the Committee. The Indemnification Agreements provide that an indemnitee serving as a director or officer of the Registrant or serving at the request of the Registrant as a director, officer, employee or agent of another entity will be indemnified to the full extent permitted by the DGCL and that expenses incurred in defending or investigating such actions shall be paid by the Registrant in advance of the final disposition of such action, if the Indemnitee shall undertake to repay such amount in the event that it is ultimately determined that he is not entitled to indemnification. Under the Indemnification Agreements, no indemnification and no advance of expenses shall be made by the Registrant if the determination is reasonably and promptly made that the indemnitee acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Registrant or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful. No advance shall be made in instances where the Registrant's Board of Directors or independent legal counsel reasonably determines that the indemnitee deliberately breached his duty to Registrant's or its stockholders. The Indemnification Agreements also set forth certain procedures to be followed should an indemnification situation arise.
The Indemnification Agreements do not provide for indemnity where the indemnitee has other indemnification or insurance coverage for the subject claim, or if, with respect to the matters giving rise to the claim, he (i) received an improper personal benefit, (ii) violated Section 16(b) of the Securities Exchange Act of 1934 or (iii) committed certain acts of dishonesty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K.

          Exhibit
          Number                   Description
          ------                   -----------


          3(a) Restated Certificate of Incorporation, as amended as of February 17, 19871/ and Certificate of Amendment thereto filed with the Secretary of State of Delaware as of January 31, 1991.2/

          3(b)      Bylaws of Registrant.1/

          4(a) The rights of security holders as defined in Articles 4, 9 and 10 of the Restated Certificate of Incorporation of the Registrant, Articles II, VI and VII of the Bylaws of the Registrant and the Rights Agreement. (Incorporated herein by reference to Exhibits 3(a), 3(b) and 4(b), respectively.)

          4(b)      Rights Agreement dated November 30, 1988.3/

          5 Opinion of counsel with respect to the securities being registered.

          10        Stock Option Plan for Directors.4/

          23(a)     Consent of counsel (included in Exhibit 5).

          23(b)     Consent of independent auditors.

          24 Power of Attorney (see signature pages to this Registration Statement).

1/   Incorporated herein by reference to exhibit of same number in Registrant's
Annual Report on Form 10-K for fiscal year ended October 2, 1987 (Commission File No. 1-9348).

2/   Incorporated herein by reference to exhibit of same number in Registrant's
Annual Report on Form 10-K for fiscal year ended September 27, 1991 (Commission File No. 1-9348).

3/   Incorporated herein by reference to exhibit of same number in Registrant's
Annual Report on Form 10-K for fiscal year ended September 30, 1988 (Commission File No. 1-9348).

4/   Incorporated herein by reference to Appendix B to the Registrant's Proxy
Statement for the Annual Meeting of Stockholders held on January 25, 1994 (Commission File No. 1-9348).


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES
                           ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on the 23rd day of October, 1996.

                         QMS, INC.



                         By:  /s/ James L. Busby
                            ---------------------
                           James L. Busby
                           President




                        POWER OF ATTORNEY
                        -----------------
  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Busby, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.




  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature                                         Title                                     Date
---------                                         -----                                     ----


/s/ James L. Busby                                President and Director                    October 23, 1996
James L. Busby                                    (Principal Executive Officer)


/s/ Gerald G. Roenker                             Executive Vice President, Chief           October 23, 1996
Gerald G. Roenker                                 Operating Officer, and Treasurer
                                                  (Principal Financial Officer)


/s/ Donald L. Parker, Ph.D.                       Executive Vice President,                 October 23, 1996
Donald L. Parker, Ph.D.                           Chief Technology Officer,
                                                  and Director

/s/ Richard A. Wiggins                            Vice President and Corporate              October 23, 1996
Richard A. Wiggins                                Controller


/s/ Lucius E. Burch, III                          Director                                  October 23, 1996
Lucius E. Burch, III


/s/ Rigdon Currie                                 Director                                  October 23, 1996
Rigdon Currie


/s/ Charles D. Daley                              Director                                  October 23, 1996
Charles D. Daley


/s/ Michael C. Dow                                Director                                  October 23, 1996
Michael C. Dow


/s/ Jack Edwards                                  Director                                  October 23, 1996
Jack Edwards


/s/ S. Felton Mitchell, Jr.                       Director                                  October 23, 1996
S. Felton Mitchell, Jr.





                          EXHIBIT INDEX
                          -------------


Exhibit                                                   Page
Number    Description                                     Number
------    -----------                                     ------


3(a) Restated Certificate of Incorporation, as amended as of February 17, 19871/ and Certificate of Amendment thereto filed with the Secretary of State of Delaware as of January 31, 1991.2/

3(b)      Bylaws of Registrant.1/

4(a) The rights of security holders as defined in Articles 4, 9 and 10 of the Restated Certificate of Incorporation of the Registrant, Articles II, VI and VII of the Bylaws of the Registrant and the Rights Agreement. (Incorporated herein by reference to Exhibits 3(a), 3(b) and 4(b), respectively.)

4(b)      Rights Agreement dated November 30, 1988.3/

5 Opinion of counsel with respect to the securities being registered.

10        Stock Option Plan for Directors.4/

23(a)     Consent of counsel (included in Exhibit 5).

23(b)     Consent of independent auditors.

24        Power of Attorney (see signature pages to this Registration
          Statement).

1/ Incorporated herein by reference to exhibit of same number in Registrant's Annual Report on Form 10-K for fiscal year ended October 2, 1987 (Commission File No. 1-9348).

2/ Incorporated herein by reference to exhibit of same number in Registrant's Annual Report on Form 10-K for fiscal year ended September 27, 1991 (Commission File No. 1-9348).

3/ Incorporated herein by reference to exhibit of same number in Registrant's Annual Report on Form 10-K for fiscal year ended September 30, 1988 (Commission File No. 1-9348).

4/ Incorporated herein by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on January 25, 1994 (Commission File No. 1-9348).


                                                                       Exhibit 5



                                   October 23, 1996



QMS, Inc.
One Magnum Pass
Mobile, Alabama  36618

   Re:    Registration Statement on Form S-8
          Stock Option Plan for Directors

Ladies and Gentlemen:

   We have served as counsel for QMS, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 250,000 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to the Company's Stock Option Plan for Directors (the "Plan").

   We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

   In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

   This opinion is limited to the Delaware General Corporation Law.


QMS, Inc.
October 23, 1996
Page 2


   Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

   1.  The Shares have been duly authorized; and

   2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,



                              /s/ Powell, Goldstein, Frazer & Murphy
                              ----------------------------------------
                              POWELL, GOLDSTEIN, FRAZER & MURPHY




                                                                   Exhibit 23(b)



   We consent to the incorporation by reference in this Registration Statement of QMS, Inc. on Form S-8 of our reports dated November 7, 1995 (December 8, 1995 as to Note 18) included in the Annual Report on Form 10-K of QMS, Inc. for the year ended September 29, 1995.



                                   /s/ Deloitte & Touche LLP
                                   --------------------------

                                   DELOITTE & TOUCHE LLP

Birmingham, Alabama
October 23, 1996